Exhibit 99.1
Investor Relations
Michael McAndrew
Chief Financial Officer
Black Box Corporation
(724) 873-6788
(724) 873-6799 (fax)
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS THIRD QUARTER AND YEAR-TO-DATE FISCAL 2008 RESULTS
PITTSBURGH, PENNSYLVANIA, January 29, 2008 -- Black Box Corporation (NASDAQ:BBOX) today reported results for the third quarter of Fiscal 2008 ended December 29, 2007.
For the third quarter of Fiscal 2008, diluted earnings per share were 47¢ on net income of $8.3 million or 3.2% of revenues compared to diluted earnings per share of 59¢ on net income of $10.5 million or 4.0% of revenues for the same quarter last year. On a sequential quarter comparison basis, second quarter of Fiscal 2008 diluted earnings per share were 64¢ on net income of $11.3 million or 4.3% of revenues. Excluding reconciling items, operating earnings per share (which is a non-GAAP term and is defined below) for the third quarter of Fiscal 2008 were 84¢ on operating net income (which is a non-GAAP term and is defined below) of $14.8 million or 5.7% of revenues compared to operating earnings per share of 78¢ on operating net income of $13.8 million or 5.2% of revenues for the same quarter last year. Management believes that presenting operating earnings per share and operating net income is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.
For the third quarter of Fiscal 2008, the Company’s pre-tax reconciling items were $10.9 million with an after tax impact on net income and EPS of $6.6 million and 37¢, respectively. During the third quarter of Fiscal 2007, as previously disclosed, the Company’s pre-tax reconciling items were $5.1 million with an after tax impact on net income and EPS of $3.3 million and 19¢, respectively. See below for further discussion regarding Management’s use of non-GAAP accounting measurements and a detailed presentation of the Company’s pre-tax reconciling items for the periods presented above.
Third quarter of Fiscal 2008 total revenues were $258 million, a decrease of $7 million or 2% from $265 million for the same quarter last year. On a sequential quarter comparison basis, second quarter of Fiscal 2008 total revenues were $261 million.
Third quarter of Fiscal 2008 cash provided by operating activities was $25 million or 296% of net income, compared to $3 million or 27% of net income for the same quarter last year. Third quarter of Fiscal 2008 free cash flow (which is a non-GAAP term and is defined below) was $23 million compared to $7 million for the same quarter last year. On a sequential quarter comparison basis, second quarter of Fiscal 2008 cash provided by operating activities was $5 million or 40% of net income and free cash flow was $8 million. Black Box utilized its third quarter of Fiscal 2008 free cash flow to fund current period acquisitions of $11 million, to fund debt reduction of $11 million and to pay dividends of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from stock option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
For the nine-month period ended December 29, 2007, diluted earnings per share were $1.57 on net income of $27.8 million or 3.6% of revenues compared to diluted earnings per share of $1.63 on net income of $29.0 million or 3.8% of revenues for the same period last year. Excluding reconciling items, operating earnings per share for the nine-month period ended December 29, 2007 were $2.44 on operating net income of $43.1 million or 5.6% of revenues compared to operating earnings per share of $2.28 on operating net income of $40.6 million or 5.3% of revenues for the same period last year.
For the nine-month period ended December 29, 2007, the Company’s pre-tax reconciling items were $24.8 million with an after tax impact on net income and EPS of $15.3 million and 87¢, respectively. For the nine-month period ended December 30, 2006, as previously disclosed, the Company’s pre-tax reconciling items were $17.8 million with an after tax impact on net income and EPS of $11.6 million and 65¢, respectively. See below for further discussion regarding Management’s use of non-GAAP accounting measurements and a detailed presentation of the Company’s pre-tax reconciling items for the periods presented above.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

For the nine-month period ended December 29, 2007, total revenues were $771 million, an increase of $4 million or 1% from $767 million for the same period last year.
Cash provided by operating activities for the nine-month period ended December 29, 2007 was $37 million or 132% of net income compared to $25 million or 85% of net income for the same period last year. Free cash flow was $38 million compared to $33 million for the same period last year. Black Box utilized its nine-month period free cash flow to fund debt reduction of $19 million, to fund current period acquisitions of $11 million, to pay dividends of $3 million, to increase its cash position by $3 million and to fund payments due on prior period acquisition activity of $2 million.
The Company’s six-month order backlog was $165 million at December 29, 2007 compared to $162 million for the same quarter ended last year. On a sequential quarter end comparison basis, the Company’s six-month order backlog was $166 million at September 29, 2007.
As a result of an increase in the Company’s current effective tax rate to 38.0%, the Company’s current targets for Fiscal 2008 are reported revenues of approximately $1.0 billion; corresponding operating earnings per share in the range of $3.25 to $3.35; and cash provided by operating activities in the range of 80% to 90% of operating net income.
All of the above ranges exclude acquisition-related expense, stock-based compensation expense, any restructuring / severance / other costs related to the NextiraOne, LLC (“NextiraOne”) integration plan, historical stock option granting practices investigation costs, expenses incurred as a result of measures taken by the Company to address the application of Section 409A of the Internal Revenue Code of 1986 and the impact of changes in the fair market value of the Company’s interest rate swap, and are before any new mergers and acquisition activity that has not been announced.
Commenting on the third quarter results, Terry Blakemore, President and Chief Executive Officer said, “The Black Box team has delivered revenues, operating income and operating cash flow over the first nine months of our fiscal year which are consistent with achieving our targeted ranges for FY08. We are particularly pleased with another quarter of year over year organic same store growth. Operating cash flow of approximately $25 million for the quarter and $37 million year-to-date reflects our ability to translate our diversified revenue growth into cash while making strategic investments for the future.”
Mr. Blakemore went on to say, “We continue to execute our strategy, with well-defined priorities as we remain focused on leveraging our financial strength to add high-quality service providers via mergers and acquisitions while continuing to implement programs to deliver strong profitable organic growth.”
“As we, along with the rest of the global community, enter into an uncertain economic environment, our expectations for Black Box remain high. We will continue to focus on the strengths of our business and remain committed to delivering the highest quality technical DVH services to our worldwide client base.”
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Standard Time today, January 29, 2008. Terry Blakemore, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 904687.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 175,000 clients in 141 countries with 187 offices throughout the world. To learn more, visit the Black Box Web site at www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks and DVH is a trademark of BB Technologies, Inc.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the timing and final outcome of the ongoing review of the Company’s stock option practices, including the related Securities and Exchange Commission (“SEC”) investigation, shareholder derivative lawsuit and tax matters, and the impact of any actions that may be required or taken as a result of such review, SEC investigation, shareholder derivative lawsuit or tax matters, levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, including the NextiraOne business, the timing and costs of restructuring programs, successful marketing of DVH (Data, Voice, Hotline) services, successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the ability of the Company to identify, acquire and operate additional technical services companies, the Company’s arrangements with suppliers of voice equipment and technology and various other matters, many of which are beyond the Company’s control. Additional risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three-months Ended		Nine-months Ended
	December 29 and 30,		December 29 and 30,
In thousands, except per share amounts	2007	2006	2007	2006

Revenues:

Hotline products	$59,269	$57,770	$175,027	$165,058

On-Site services	199,055	207,036	596,218	601,468

Total	258,324	264,806	771,245	766,526

Cost of Sales:

Hotline products	30,891	29,887	91,710	83,195

On-Site services	133,312	138,234	401,895	401,766

Total	164,203	168,121	493,605	484,961

Gross profit	94,121	96,685	277,640	281,565

Selling, general & administrative expenses	73,209	73,940	212,736	217,741

Intangibles amortization	1,382	2,677	5,044	6,114

Operating income	19,530	20,068	59,860	57,710

Interest expense (income), net	5,780	4,061	15,203	13,222

Other expenses (income), net	(16)	(122)	(156)	65

Income before provision for income taxes	13,766	16,129	44,813	44,423

Provision for income taxes	5,480	5,636	17,029	15,442

Net income	$8,286	$10,493	$27,784	$28,981

Earnings per common share:

Basic	$0.47	$0.60	$1.58	$1.66

Diluted	$0.47	$0.59	$1.57	$1.63

Weighted average common shares outstanding

Basic	17,683	17,398	17,601	17,451

Diluted	17,742	17,780	17,689	17,809

Dividends per share	$0.06	$0.06	$0.18	$0.18

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except par value	December 29, 2007	March 31, 2007

Assets

Cash and cash equivalents	$20,109	$17,157

Accounts receivable, net	179,537	161,733

Inventories, net	74,224	72,807

Costs/estimated earnings in excess of billings on uncompleted contracts	59,693	61,001

Prepaid and other current assets	23,246	31,057

Total current assets	356,809	343,755

Property, plant and equipment, net	34,413	39,051

Goodwill, net	580,211	568,647

Intangibles:

Customer relationships, net	68,909	68,016

Other intangibles, net	31,855	33,258

Other assets	21,002	37,364

Total assets	$1,093,199	$1,090,091

Liabilities

Accounts payable	$79,664	$74,727

Accrued compensation and benefits	23,321	21,811

Deferred revenue	34,611	35,630

Billings in excess of costs/estimated earnings on uncompleted contracts	22,012	19,027

Income taxes	9,169	13,430

Other liabilities	49,558	62,071

Total current liabilities	218,335	226,696

Long-term debt	219,830	238,194

Other liabilities	21,024	25,505

Total liabilities	459,189	490,395

Stockholders’ equity

Common stock	25	25

Additional paid-in capital	447,164	441,283

Retained earnings	469,522	450,022

Accumulated other comprehensive income	34,335	25,399

Treasury stock	(317,036)	(317,033)

Total stockholders’ equity	634,010	599,696

Total liabilities and stockholders’ equity	$1,093,199	$1,090,091

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three-months Ended		Nine-months Ended
	December 29 and 30,		December 29 and 30,
In thousands	2007	2006	2007	2006

Operating Activities

Net income	$8,286	$10,493	$27,784	$28,981

Adjustments to reconcile net income to net cash provided by (used for) operating activities:

Intangibles amortization and depreciation	4,119	5,880	13,464	15,333

Loss (gain) on sale of property	(31)	--	441	--

Deferred taxes	10,030	(1,048)	292	(730)

Stock compensation expense	4,535	1,840	7,406	7,476

Tax impact from stock options	2,105	335	6,491	662

Change in fair value of interest rate swap	1,583	(87)	2,021	1,308

Changes in operating assets and liabilities:

Accounts receivable, net	10,496	2,874	(13,493)	(644)

Inventories, net	(3,093)	(1,895)	705	(6,629)

All other current assets excluding deferred tax asset	12,662	2,087	9,759	707

Liabilities exclusive of long-term debt	(26,188)	(17,606)	(18,134)	(21,868)

Net cash provided by (used for) operating activities	$24,504	$2,873	$36,736	$24,596

Investing Activities

Capital expenditures	$(486)	$(1,363)	$(2,412)	$(3,475)

Capital disposals	35	140	86	543

Acquisition of businesses (payments)/recoveries	(10,657)	(5,476)	(10,657)	(132,878)

Prior merger-related (payments)/recoveries	1,019	(42)	(2,196)	(1,431)

Net cash provided by (used for) investing activities	$(10,089)	$(6,741)	$(15,179)	$(137,241)

Financing Activities

Proceeds from borrowings	$53,825	$55,502	$153,275	$314,021

Repayment of borrowings	(64,691)	(53,710)	(172,378)	(184,946)

Repayment on discounted lease rentals	--	(3)	--	(27)

Proceeds from exercise of options	2	5,530	5,172	12,141

Payment of dividends	(1,061)	(1,041)	(3,165)	(3,157)

Purchase of Treasury Stock	(2)	(2,619)	(3)	(20,206)

Net cash provided by (used for) financing activities	$(11,927)	$3,659	$(17,099)	$117,826

Foreign currency exchange impact on cash	$(599)	$(187)	$(1,506)	$(1,026)

Increase / (decrease) in cash and cash equivalents	$1,889	$(396)	$2,952	$4,155

Cash and cash equivalents at beginning of period	$18,220	$15,758	$17,157	$11,207

Cash and cash equivalents at end of period	$20,109	$15,362	$20,109	$15,362

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles (“GAAP”), the Company provides non-GAAP financial measures such as free cash flow, cash provided by operating activities excluding restructuring payments, operating net income, operating earnings per share (EPS), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Operating income and Same-office revenue comparisons to illustrate the Company’s operational performance. These non-GAAP financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Pursuant to the requirements of Regulation G, the Company has provided Management explanations regarding their use and the usefulness of non-GAAP financial measures, definitions of the non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, which are provided below.
Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources, (d) to measure operational profitability and (e) as an important factor in determining variable compensation for Management and its team members. Moreover, the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While Management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. The limitations include (i) the non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly-titled measures of the Company’s competitors due to potential differences in the exact method of calculation, (ii) the non-GAAP financial measures exclude restructuring, severance and other acquisition integration costs (collectively referred to as “restructuring charges” or “restructuring payments”) incurred during the periods reported that will impact future operating results, (iii) the non-GAAP financial measures exclude certain non-cash amortization of intangible assets on acquisitions, however, do not specifically exclude the added benefits of these costs, such as revenue and contributing operating margin, (iv) the non-GAAP financial measures exclude non-cash stock-based compensation charges, which are similar to cash compensation paid to employees and are an integral part of achieving our operating results, (v) the non-GAAP financial measures exclude non-cash asset write-up depreciation expense on acquisitions related to acquisitions made during recent years which is derived from the book value to fair market value write-up on acquired assets, (vi) the non-GAAP financial measures exclude historical stock option granting practices investigation costs, (vii) the non-GAAP financial measures exclude the non-cash change in fair value of the interest rate swap which will continue to impact the Company’s earnings until the interest rate swap is settled, (viii) the non-GAAP financial measures exclude expenses incurred as a result of measures taken by the Company to address the application of Section 409A of the Internal Revenue Code of 1986, as amended (hereinafter referred to as “409A expenses”) and (ix) there is no assurance the excluded items in the non-GAAP financial measures will not occur in the future. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measurements, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
Free cash flow
Free cash flow is defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from stock option exercises, plus or minus foreign currency translation adjustments. Management’s reasons for exclusion of each item are explained in further detail below.
Net capital expenditures
The Company believes net capital expenditures must be taken into account along with cash provided by operating activities to more properly reflect the actual cash available to the Company. Net capital expenditures are typically material and directly impact the availability of the Company’s operating cash. Net capital expenditures are comprised of capital expenditures and capital disposals.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Proceeds from stock option exercises
The Company believes that proceeds from stock option exercises should be added to cash provided by operating activities to more accurately reflect the actual cash available to the Company. The Company has demonstrated a recurring inflow of cash related to its stock-based compensation plans and since this cash is immediately available to the Company, it directly impacts the availability of the Company’s operating cash. The amount of proceeds from stock option exercises is dependent upon a number of variables, including the number and exercise price of outstanding options and the trading price of the Company’s common stock. In addition, the timing of stock option exercises is under the control of the individual option holder and is not in the control of the Company. As a result, there can be no assurance as to the timing or amount of any proceeds from stock option exercises.
Foreign currency translation adjustment
Due to the size of the Company’s international operations, and the ability of the Company to utilize cash generated from foreign operations locally without the need to convert such currencies to U.S. dollars on a regular basis, the Company believes that it is appropriate to adjust its operating cash flows to take into account the positive and / or negative impact of such charges as such adjustment provides an appropriate measure of the availability of the Company’s operating cash on a world-wide basis. A limitation of adjusting cash flows to account for the foreign currency impact is that it may not provide an accurate measure of cash available in U.S. dollars.
A reconciliation of cash provided by operating activities to free cash flow is presented below:

	3Q08	2Q08	3Q07	3QYTD08	3QYTD07

Cash provided by operating activities	$24,504	$4,528	$2,873	$36,736	$24,596
Capital expenditures	(486)	(942)	(1,363)	(2,412)	(3,475)
Capital disposals	35	51	140	86	543
Foreign currency exchange impact on cash	(599)	(1,000)	(187)	(1,506)	(1,026)

Free cash flow before stock option exercises	$23,454	$2,637	$1,463	$32,904	$20,638
Proceeds from stock option exercises	2	5,170	5,530	5,172	12,141

Free cash flow	$23,456	$7,807	$6,993	$38,076	$32,779

Cash provided by operating activities excluding restructuring payments
Cash provided by operating activities excluding restructuring payments is defined by the Company as cash provided by operating activities plus restructuring payments. Restructuring payments are the cash payments made during the period for restructuring charges. The Company believes that restructuring payments should be added to cash provided by operating activities to more accurately reflect the cash flow from operations.
A reconciliation of cash provided by operating activities to cash provided by operating activities excluding restructuring payments is presented below:

	3Q08	2Q08	3Q07	3QYTD08	3QYTD07

Cash provided by operating activities	$24,504	$4,528	$2,873	$36,736	$24,596
Restructuring payments	2,990	3,508	5,297	10,515	14,467

Cash provided by operating activities excluding restructuring payments	$27,494	$8,036	$8,170	$47,251	$39,063

Operating net income and operating earnings per share (EPS)
Management believes that operating net income, defined by the Company as net income plus reconciling items, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in a way Management assesses, the Company’s current and future operations. Reconciling items include restructuring charges, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs, the change in fair value of the interest rate swap and 409A expenses. Management’s reason for exclusion of each item is explained in further detail below.
Restructuring charges
The Company believes that incurring costs in the current period(s) as part of a restructuring plan or as a result of economies of scale from acquisitions will result in a long-term positive impact on financial performance in the future. Restructuring charges are presented in accordance with GAAP in the Company’s Condensed Consolidated Statements of Income. However, due to the material amount of additional costs incurred during a single or possibly successive periods, Management believes that exclusion of these costs and their related tax impact provides a more accurate reflection of the Company’s ongoing financial performance.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Amortization of intangible assets on acquisitions
The Company incurs non-cash amortization expense from intangible assets related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by Management after the acquisition.
Stock-based compensation expense
The Company records non-cash stock-based compensation expense equal to the fair value of share-based payment awards to its directors, executives and employees. Non-cash stock-based compensation is an integral part of ongoing operations since it is considered similar to other types of compensation to employees. However, Management believes that varying levels of stock-based compensation expense could result in misleading period-over-period comparisons and is providing an adjusted disclosure, which excludes stock-based compensation and its related tax impact.
Asset write-up depreciation expense on acquisitions
The Company incurs non-cash asset write-up depreciation expense on acquisitions related to acquisitions made during recent years. Specifically, this non-cash expenditure is derived from the book value to fair market value write-up on acquired assets. Asset write-ups are depreciated over their remaining useful life which generally falls between one to five years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed from acquisition to the end of the asset’s useful life, and generally cannot be changed or influenced by Management after the acquisition.
Historical stock option granting practices investigation costs
The Company incurred significant costs in connection with its investigation of historical stock option granting practices during the current year. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are generally non-recurring and cannot be changed or influenced by Management.
Change in fair value of the interest rate swap
To mitigate the risk of interest-rate fluctuations associated with the Company’s variable rate debt, the Company entered into a five-year interest rate swap (“interest rate swap”) that does not qualify as a cash flow hedge. Thus, the Company records the change in fair value of the interest rate swap as an asset/liability within the Company’s Condensed Consolidated Balance Sheets with the offset to Interest expense (income) within the Company’s Condensed Consolidated Statements of Income. Management excludes this non-cash expense (income) and the related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs generally cannot be changed or influenced by Management.
409A expenses
The Company incurred significant costs as a result of measures taken to address the application of Section 409A of the Internal Revenue Code of 1986, as amended, related to its stock options. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are generally non-recurring and cannot be changed or influenced by Management.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

The following table represents the Company’s pre-tax reconciling items:

	3Q08	2Q08	3Q07	3QYTD08	3QYTD07

Non-cash charges:
Amortization of intangible assets on acquisitions	$1,335	$1,298	$2,621	$4,902	$5,948
Stock-based compensation expense	(152)	1,155	1,840	2,719	7,476
Asset write-up depreciation expense on acquisitions	457	448	713	1,564	1,904
Change in fair value of interest rate swap	1,583	1,746	(87)	2,021	1,308
409A expenses	4,687	--	--	4,687	--

Total Non-cash charges	$7,910	$4,647	$5,087	$15,893	$16,636

Cash charges:
Restructuring charges	$1,513	$873	$--	$6,416	$1,115
Historical stock option granting practices investigation costs	134	1,018	--	1,152	--
409A expenses	1,341	--	--	1,341	--

Total Cash charges	$2,988	$1,891	$--	$8,909	$1,115

Total pre-tax reconciling items	$10,898	$6,538	$5,087	$24,802	$17,751

A reconciliation of net income to operating net income is presented below:

	3Q08	2Q08	3Q07	3QYTD08	3QYTD07

Net income	$8,286	$11,310	$10,493	$27,784	$28,981
% of revenues	3.2%	4.3%	4.0%	3.6%	3.8%
Reconciling items, after tax	6,560	4,087	3,309	15,302	11,590

Operating Net Income	$14,846	$15,397	$13,802	$43,086	$40,571
% of revenues	5.7%	5.9%	5.2%	5.6%	5.3%

A reconciliation of diluted earnings per common share (EPS) to operating EPS (may not sum due to rounding) is presented below:

	3Q08	2Q08	3Q07	3QYTD08	3QYTD07

Diluted EPS	$0.47	$0.64	$0.59	$1.57	$1.63
EPS impact of reconciling items	0.37	0.23	0.19	0.87	0.65

Operating EPS	$0.84	$0.87	$0.78	$2.44	$2.28

EBITDA and Adjusted EBITDA
Management believes that EBITDA, defined as income before provision for income taxes plus interest, depreciation and amortization, is a widely accepted measure of profitability that may be used to measure the Company’s ability to service its debt. Adjusted EBITDA, defined as EBITDA plus stock compensation expense, may also be used to measure the Company’s ability to service its debt.
A reconciliation of net income to EBITDA is presented below:

	3Q08	2Q08	3Q07	3QYTD08	3QYTD07

Income before provision for income taxes	$13,766	$18,091	$16,129	$44,813	$44,423
Interest	5,780	6,143	4,061	15,203	13,222
Depreciation / Amortization	4,119	4,072	5,880	13,464	15,333

EBITDA	$23,665	$28,306	$26,070	$73,480	$72,978
Stock compensation expense	4,535	1,155	1,840	7,406	7,476

Adjusted EBITDA	$28,200	$29,461	$27,910	$80,886	$80,454

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Supplemental Information:
The following supplemental information, including geographical segment results, service type results, same office revenue comparisons and significant balance sheet ratios and other information is being provided for comparisons of reported results for the third quarter of Fiscal 2008 and 2007, second quarter of Fiscal 2008 and/or third quarter year-to-date Fiscal 2008 and 2007. All dollar amounts are in thousands unless noted otherwise.
Geographical Segment Results:
Management is presented with and reviews revenues, operating income and adjusted operating income by geographical segment. Adjusted operating income is defined by the Company as operating income plus reconciling items. Reconciling items include restructuring charges, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, historical stock option granting practices investigation costs and 409A expenses. See above for additional details provided by Management regarding non-GAAP financial measures. Revenues, operating income and adjusted operating income for North America, Europe and All Other are presented below:

	3Q08	2Q08	3Q07	3QYTD08	3QYTD07

Revenues:
North America	$210,635	$217,002	$220,391	$637,639	$644,260
Europe	37,303	33,706	34,610	103,808	94,799
All Other	10,386	9,922	9,805	29,798	27,467

Total	$258,324	$260,630	$264,806	$771,245	$766,526

Operating income:
North America	$11,593	$18,104	$13,685	$40,279	$41,204
% of North America revenues	5.5%	8.3%	6.2%	6.3%	6.4%
Europe	$5,966	$4,292	$4,502	$14,206	$11,134
% of Europe revenues	16.0%	12.7%	13.0%	13.7%	11.74%
All Other	$1,971	$1,765	$1,881	$5,375	$5,372
% of All Other revenues	19.0%	17.8%	19.2%	18.0%	19.6%

Total	$19,530	$24,161	$20,068	$59,860	$57,710
% of Total revenues	7.6%	9.3%	7.6%	7.8%	7.5%

Reconciling items (pretax):
North America	$9,315	$4,792	$5,174	$22,781	$16,443
Europe	--	--	--	--	--
All Other	--	--	--	--	--

Total	$9,315	$4,792	$5,174	$22,781	$16,443

Adjusted Operating income:
North America	$20,908	$22,896	$18,859	$63,060	$57,647
% of North America revenues	9.9%	10.6%	8.6%	9.9%	8.9%
Europe	$5,966	$4,292	$4,502	$14,206	$11,134
% of Europe revenues	16.0%	12.7%	13.0%	13.7%	11.7%
All Other	$1,971	$1,765	$1,881	$5,375	$5,372
% of All Other revenues	19.0%	17.8%	19.2%	18.0%	19.6%

Total	$28,845	$28,953	$25,242	$82,641	$74,153
% of Total revenues	11.2%	11.1%	9.5%	10.7%	9.7%

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Service Type Results:
Management is presented with and reviews revenues and gross profit for Data Services, Voice Services and Hotline Services which are presented below:

	3Q08	2Q08	3Q07	3QYTD08	3QYTD07

Revenues:
Data Services	$50,474	$50,200	$46,350	$146,839	$137,328
Voice Services	148,581	150,811	160,686	449,379	464,140
Hotline Services	59,269	59,619	57,770	175,027	165,058

Total	$258,324	$260,630	$264,806	$771,245	$766,526

Gross profit:
Data Services	$15,911	$14,374	$14,236	$44,462	$41,460
% of Data Services revenues	31.5%	28.6%	30.7%	30.3%	30.2%
Voice Services	$49,832	$49,753	$54,566	$149,861	$158,242
% of Voice Services revenues	33.5%	33.0%	34.0%	33.3%	34.1%
Hotline Services	$28,378	$28,162	$27,883	$83,317	$81,863
% of Hotline Services revenues	47.9%	47.2%	48.3%	47.6%	49.6%

Total	$94,121	$92,289	$96,685	$277,640	$281,565
% of Total revenues	36.4%	35.4%	36.5%	36.0%	36.7%

Same-office revenue comparisons:
Management is presented with and reviews revenues on a same-office basis which excludes the effects of revenues from acquisitions. While the information provided below is presented on a consolidated basis, the revenue from offices added below relates to North America Voice Services. Reported same-office comparisons for the Company’s North America and Voice Services segments can be determined by excluding the revenues from offices added since 1Q07 or 2Q08 as shown below.
Information on quarterly revenues on a same-office basis compared to the same period last year is presented below:

	3Q08	3Q07	% Change

Reported revenues	$258,324	$264,806	(2%)
Less revenues from offices added since 1Q07	(69,015)	(84,248)

Reported revenues on same-office basis	189,309	180,558	5%
Foreign currency impact	(5,130)	--

Revenues on same-office basis (excluding foreign currency impact)	$184,179	$180,558	2%

Information on year-to-date revenues on a same-office basis compared to the same period last year is presented below:

	3QYTD08	3QYTD07	% Change

Reported revenues	$771,245	$766,526	1%
Less revenues from offices added since 1Q07	(209,277)	(232,681)

Reported revenues on same-office basis	561,968	533,845	5%
Foreign currency impact	(10,533)	--

Revenues on same-office basis (excluding foreign currency impact)	$551,435	$533,845	3%

Information on revenues on a same-office basis compared to the sequential quarter is presented below:

	3Q08	2Q08	% Change

Reported revenues	$258,324	$260,630	(1%)
Less revenues from offices added since 2Q08	(3,293)	--

Reported revenues on same-office basis	255,031	260,630	(2%)
Foreign currency impact	(2,251)	--

Revenues on same-office basis (excluding foreign currency impact)	$252,780	$260,630	(3%)

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

Significant Balance Sheet ratios and Other Information:
Information on certain balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	3Q08		2Q08		3Q07

Accounts receivable:
Gross accounts receivable	$192.2		$202.3		$198.2
Reserve $ / %	$12.7	6.6%	$14.1	7.0%	$13.8	7.0%

Net accounts receivable	$179.5		$188.2		$184.4

Net days sales outstanding	58 days		58 days		58 days

Inventory:
Gross inventory	$95.3		$91.5		$99.2
Reserve $ / %	$21.1	22.2%	$21.7	23.7%	$25.1	25.3%

Net inventory	$74.2		$69.8		$74.1

Net inventory turns	7.0x		7.9x		7.6x

Six-month order backlog	$165		$166		$162

Team members	4,488		4,372		4,564

1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746